Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226
Contact:
Mark R. Gerke
Chief Financial Officer

Exhibit 99.1
Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Nine Months Ended September 30, 2021.
Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $19.0 million, or $0.79 per diluted share for the quarter ended September 30, 2021 compared to $26.3 million, or $1.08 per diluted share for the quarter ended September 30, 2020. Net income per diluted share was $2.43 for the nine months ended September 30, 2021 compared to net income per diluted share of $2.15 for the nine months ended September 30, 2020.
“We are pleased with the Company’s continued strong financial results during the third quarter,” said Douglas Gordon, Chief Executive Officer of Waterstone Financial, Inc. “We have the right team members to navigate market challenges, as we meet the ever changing demands for our customers. Our results validate the strategies we have implemented over the past years to grow our brands and deliver for our shareholders.”

Highlights of the Quarter Ended September 30, 2021

Waterstone Financial, Inc. (Consolidated)

•	Consolidated net income of Waterstone Financial, Inc. totaled $19.0 million for the quarter ended September 30, 2021, compared to $26.3 million for the quarter ended September 30, 2020.
•	Consolidated return on average assets was 3.38% for the quarter ended September 30, 2021 compared to 4.78% for the quarter ended September 30, 2020.
•	Consolidated return on average equity was 17.25% for the quarter ended September 30, 2021 and 26.30% for the quarter ended September 30, 2020.
•	Dividends declared during the quarter ended September 30, 2021 totaled $0.20 per common share.
•	We repurchased approximately 178,000 shares at a cost of $3.5 million during the quarter ended September 30, 2021.

Community Banking Segment

•	Pre-tax income totaled $8.9 million for the quarter ended September 30, 2021, which represents a $1.1 million, or 14.4%, increase compared to $7.7 million for the quarter ended September 30, 2020.
•	Net interest income totaled $14.1 million for the quarter ended September 30, 2021, which represents a 4.7% increase compared to $13.5 million for the quarter ended September 30, 2020.
•
Average loans held for investment totaled $1.26 billion during the quarter ended September 30, 2021, which represents a decrease of $174.0 million, or 12.2%, compared to $1.43 billion for the quarter ended September 30, 2020. Average loans held for investment decreased $63.8 million compared to $1.32 billion for the quarter ended June 30, 2021 as residential real estate loans continue to prepay at an accelerated rate.

•
Net interest margin increased five basis points to 2.68% for the quarter ended September 30, 2021 compared to 2.63% for the quarter ended September 30, 2020, which was a result of lower average rates on deposits, as certificate of deposits repriced at lower rates. Net interest margin decreased 10 basis points compared to 2.78% for the quarter ended June 30, 2021, driven by a decrease in average loan balance and a higher average cash balance.

•
The segment had a negative provision for loan losses of $750,000 for the quarter ended September 30, 2021 compared to a $1.0 million provision for loan losses for the quarter ended September 30, 2020. Net recoveries totaled $100,000 for the quarter ended September 30, 2021, as one significant loan recovery payment was received during the quarter, compared to net recoveries of $85,000 for the quarter ended September 30, 2020.

•
Noninterest income decreased $1.4 million for the quarter ended September 30, 2021 compared to the quarter ended September 30, 2020, due primarily to a decrease in gains from death benefit received on two bank owned life insurance policies during the three months ended September 30, 2020.

•
Noninterest expense decreased $116,000 for the quarter ended September 30, 2021 compared to the quarter ended September 30, 2020. Other noninterest expense decreased $396,000 as certain loan-related expenses decreased.  Compensation, payroll taxes and other employee benefits expense increased $360,000 primarily due to an increase in health insurance expense and Employee Stock Ownership Plan expense as the average stock price increased compared to the quarter ending September 30, 2020.

•	The efficiency ratio was 48.74% for the quarter ended September 30, 2021, compared to 47.23% for the quarter ended September 30, 2020.
•
Average deposits (excluding escrow accounts) totaled $1.25 billion during the quarter ended September 30, 2021, an increase of $74.9 million, or 6.3%, compared to $1.18 billion during the quarter ended September 30, 2020. Average deposits increased $24.3 million, or 7.9% annualized compared to the $1.23 billion for the quarter ended June 30, 2021.

•	Nonperforming assets as percentage of total assets was 0.18% at September 30, 2021, 0.20% at June 30, 2021, and 0.31% at September 30, 2020.
•	Past due loans as percentage of total loans was 0.92% at September 30, 2021, 0.53% at June 30, 2021, and 0.39% at September 30, 2020.
•
PPP loans totaled $4.1 million as of September 30, 2021. The average balance for the quarter ended September 30, 2021 was $10.6 million. For the quarter ended September 30, 2021, PPP loan interest income recognized was approximately $26,000 and the amortization of fee income was approximately $464,000. Net interest margin, excluding the impact of the PPP loans, was 2.63%. Net interest margin for the quarter ended September 30, 2021, including the impact of the PPP loans, was 2.68%.

•
The Company held approximately $3.5 million in loans, representing 0.3% of the total loan portfolio as of September 30, 2021, which had been modified as either a deferment of principal or principal and interest since the beginning of the pandemic. Of the $3.5 million in loans, $559,000 qualify as modifications under the Coronavirus Aid, Relief and Economic Security (“CARES Act”). The remaining $2.9 million is composed of three loan relationships that are classified as troubled debt restructurings.

Mortgage Banking Segment

•	Pre-tax income totaled $15.6 million for the quarter ended September 30, 2021, compared to $27.4 million for the quarter ended September 30, 2020.
•
Loan originations decreased $241.2 million, or 18.6%, to $1.06 billion during the quarter ended September 30, 2021, compared to $1.30 billion during the quarter ended September 30, 2020. Origination volume relative to purchase activity accounted for 73.8% of originations for the quarter ended September 30, 2021 compared to 64.1% of total originations for the quarter ended September 30, 2020.

•
Mortgage banking non-interest income decreased $21.9 million, or 29.9%, to $51.3 million for the quarter ended September 30, 2021, compared to $73.1 million for the quarter ended September 30, 2020. During the quarter ended September 30, 2021, the Company sold mortgage servicing rights related to $1.24 billion in loans serviced for third parties. The sale generated $12.4 million in net proceeds and a $4.0 million gain. There was no comparable sale during the quarter ended September 30, 2020. As of September 30, 2021, the Company maintained servicing rights related to $160.8 million in loans previously sold to third parties.

•	Gross margin on loans sold decreased to 4.54% for the quarter ended September 30, 2021, compared to 5.44% for the quarter ended September 30, 2020.
•
Total compensation, payroll taxes and other employee benefits decreased $5.6 million, or 16.1%, to $29.0 million during the quarter ended September 30, 2021 compared to $34.6 million during the quarter ended September 30, 2020. The decrease primarily related to decreased commission expense and branch manager compensation driven by decreased loan origination volume and branch profitability as gross margins decreased.

•
Professional fees decreased $4.0 million to $421,000 during the quarter ended September 30, 2021 compared to $4.5 million of expense during the quarter ended September 30, 2020.  The decrease related to a decrease in litigation costs compared to the prior year, as the Herrington settlement was resolved during the quarter ended September 30, 2020.

•
Other noninterest expense decreased $174,000 to $2.3 million during the quarter ended September 30, 2021 compared to $2.4 million during the quarter ended September 30, 2020. The decrease related to a decrease in the servicing fees on mortgage servicing rights due to the sale during the quarter ended September 30, 2021.

Recent Developments:

COVID-19 Pandemic and the CARES Act
The CARES Act, signed into law at the end of March 2020, allowed for a temporary delay in the adoption of accounting guidance under Accounting Standards Codification Topic 326, “Financial Instruments – Credit Losses (“CECL”) until the earlier of December 31, 2020 or the 60th day after the end of the COVID-19 national emergency.  During the quarter ended June 30, 2020, pursuant to the CARES Act and guidance from the Securities and Exchange Commission (“SEC”) and Financial Accounting Standards Board (“FASB”), we elected to delay adoption of CECL.  On December 27, 2020, the Consolidated Appropriations Act, 2021 was signed into law.  Among other provisions, this Act extended the temporary delay on the adoption of CECL until January 1, 2022.  We have elected to continue to delay adoption of CECL.  As a result, our financial statements for the quarter and year ended September 30, 2021 include an allowance for loan losses that was prepared under the existing incurred loss methodology.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies, including significant disruption to financial market and other economic activity caused by the outbreak of COVID-19; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2021	2020	2021	2020
	(In Thousands, except per share amounts)
Interest income:
Loans	$16,131	$18,224	$49,214	$54,404
Mortgage-related securities	471	588	1,448	1,960
Debt securities, federal funds sold and short-term investments	904	732	2,637	2,493
Total interest income	17,506	19,544	53,299	58,857
Interest expense:
Deposits	947	3,495	3,542	11,760
Borrowings	2,445	2,640	7,414	7,913
Total interest expense	3,392	6,135	10,956	19,673
Net interest income	14,114	13,409	42,343	39,184
Provision for loan losses	(700)	1,025	(2,520)	6,310
Net interest income after provision for loan losses	14,814	12,384	44,863	32,874
Noninterest income:
Service charges on loans and deposits	1,136	672	2,483	3,384
Increase in cash surrender value of life insurance	312	714	1,297	1,587
Mortgage banking income	46,547	72,112	150,587	166,292
Other	4,941	2,265	6,812	2,868
Total noninterest income	52,936	75,763	161,179	174,131
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	34,229	39,405	102,278	100,695
Occupancy, office furniture, and equipment	2,488	2,469	7,346	7,744
Advertising	835	861	2,570	2,625
Data processing	986	922	2,871	3,023
Communications	331	339	988	994
Professional fees	550	4,738	804	7,647
Real estate owned	1	11	(11)	55
Loan processing expense	1,135	1,336	3,670	3,620
Other	2,768	2,920	9,104	9,495
Total noninterest expenses	43,323	53,001	129,620	135,898
Income before income taxes	24,427	35,146	76,422	71,107
Income tax expense	5,427	8,853	18,184	17,797
Net income	$19,000	$26,293	$58,238	$53,310
Income per share:
Basic	$0.80	$1.08	$2.45	$2.16
Diluted	$0.79	$1.08	$2.43	$2.15
Weighted average shares outstanding:
Basic	23,785	24,297	23,790	24,720
Diluted	23,960	24,380	23,987	24,842

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	September 30,	December 31,
	2021	2020
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$327,288	$56,190
Federal funds sold	12,097	18,847
Interest-earning deposits in other financial institutions and other short term investments	19,229	19,730
Cash and cash equivalents	358,614	94,767
Securities available for sale (at fair value)	174,830	159,619
Loans held for sale (at fair value)	325,958	402,003
Loans receivable	1,226,834	1,375,137
Less: Allowance for loan losses	16,790	18,823
Loans receivable, net	1,210,044	1,356,314

Office properties and equipment, net	22,676	23,722
Federal Home Loan Bank stock (at cost)	24,438	26,720
Cash surrender value of life insurance	65,050	63,573
Real estate owned, net	148	322
Prepaid expenses and other assets	52,353	57,547
Total assets	$2,234,111	$2,184,587

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$217,078	$188,225
Money market and savings deposits	371,719	295,317
Time deposits	657,767	701,328
Total deposits	1,246,564	1,184,870

Borrowings	475,000	508,074
Advance payments by borrowers for taxes	25,298	3,522
Other liabilities	44,678	75,003
Total liabilities	1,791,540	1,771,469

Shareholders' equity:
Preferred stock	-	-
Common stock	250	251
Additional paid-in capital	179,312	180,684
Retained earnings	277,316	245,287
Unearned ESOP shares	(14,540)	(15,430)
Accumulated other comprehensive income, net of taxes	233	2,326
Total shareholders' equity	442,571	413,118
Total liabilities and shareholders' equity	$2,234,111	$2,184,587

Share Information
Shares outstanding	25,038	25,088
Book value per share	$17.68	$16.47
Closing market price	$20.49	$18.82
Price to book ratio	115.89%	114.27%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$14,114	$14,277	$13,952	$14,316	$13,409
Provision for loan losses	(700)	(750)	(1,070)	30	1,025
Total noninterest income	52,936	52,044	56,199	69,886	75,763
Total noninterest expense	43,323	43,297	43,000	47,163	53,001
Income before income taxes	24,427	23,774	28,221	37,009	35,146
Income tax expense	5,427	5,880	6,877	9,174	8,853
Net income	$19,000	$17,894	$21,344	$27,835	$26,293
Income per share – basic	$0.80	$0.75	$0.90	$1.17	$1.08
Income per share – diluted	$0.79	$0.74	$0.89	$1.17	$1.08
Dividends declared per share	$0.20	$0.70	$0.20	$0.50	$0.12

Performance Ratios (annualized):
Return on average assets - QTD	3.38%	3.25%	3.99%	4.96%	4.78%
Return on average equity - QTD	17.25%	16.49%	20.49%	27.11%	26.30%
Net interest margin - QTD	2.68%	2.78%	2.80%	2.73%	2.63%

Return on average assets - YTD	3.54%	3.62%	3.99%	3.77%	3.35%
Return on average equity - YTD	18.08%	18.49%	20.49%	20.18%	18.02%
Net interest margin - YTD	2.75%	2.79%	2.80%	2.67%	2.64%

Asset Quality Ratios:
Past due loans to total loans	0.92%	0.53%	0.52%	0.57%	0.39%
Nonaccrual loans to total loans	0.32%	0.34%	0.31%	0.40%	0.42%
Nonperforming assets to total assets	0.18%	0.20%	0.20%	0.27%	0.31%
Allowance for loan losses to loans receivable	1.37%	1.34%	1.33%	1.37%	1.31%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS
(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,573,194	$1,655,078	$1,657,260	$1,775,455	$1,766,715
Mortgage related securities	108,743	100,056	90,457	91,199	96,529
Debt securities, federal funds sold and short term investments	409,559	308,105	273,929	217,356	166,160
Total interest-earning assets	2,091,496	2,063,239	2,021,646	2,084,010	2,029,404
Noninterest-earning assets	137,454	143,375	147,781	147,573	160,526
Total assets	$2,228,950	$2,206,614	$2,169,427	$2,231,583	$2,189,930

Interest-bearing liabilities
Demand accounts	$68,478	$63,610	$55,552	$53,771	$50,590
Money market, savings, and escrow accounts	391,599	350,270	314,418	304,467	282,349
Certificates of deposit	663,343	690,196	705,712	726,132	741,265
Total interest-bearing deposits	1,123,420	1,104,076	1,075,682	1,084,370	1,074,204
Borrowings	475,000	480,054	482,665	546,070	531,588
Total interest-bearing liabilities	1,598,420	1,584,130	1,558,347	1,630,440	1,605,792
Noninterest-bearing demand deposits	153,436	141,648	138,446	128,665	129,911
Noninterest-bearing liabilities	40,148	45,658	50,188	64,001	56,451
Total liabilities	1,792,004	1,771,436	1,746,981	1,823,106	1,792,154
Equity	436,946	435,178	422,446	408,477	397,776
Total liabilities and equity	$2,228,950	$2,206,614	$2,169,427	$2,231,583	$2,189,930

Average Yield/Costs (annualized)
Loans receivable and held for sale	4.07%	3.99%	4.06%	4.08%	4.10%
Mortgage related securities	1.72%	1.95%	2.20%	2.30%	2.42%
Debt securities, federal funds sold and short term investments	0.88%	1.12%	1.30%	1.59%	1.75%
Total interest-earning assets	3.32%	3.47%	3.60%	3.75%	3.83%

Demand accounts	0.08%	0.08%	0.07%	0.07%	0.09%
Money market and savings accounts	0.24%	0.23%	0.32%	0.53%	0.67%
Certificates of deposit	0.42%	0.50%	0.72%	1.20%	1.62%
Total interest-bearing deposits	0.33%	0.39%	0.57%	0.96%	1.29%
Borrowings	2.04%	2.06%	2.10%	1.97%	1.98%
Total interest-bearing liabilities	0.84%	0.90%	1.05%	1.30%	1.52%

COMMUNITY BANKING SEGMENT
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$14,090	$14,517	$14,247	$14,546	$13,461
Provision for loan losses	(750)	(750)	(1,100)	-	1,000
Total noninterest income	1,726	1,630	1,243	1,655	3,104
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	5,360	4,874	4,975	5,159	5,000
Occupancy, office furniture and equipment	909	887	1,025	934	874
Advertising	233	260	209	244	252
Data processing	531	466	511	511	490
Communications	122	86	119	110	113
Professional fees	130	198	194	5	266
Real estate owned	1	-	(12)	(63)	11
Loan processing expense	-	-	-	-	-
Other	422	461	440	577	818
Total noninterest expense	7,708	7,232	7,461	7,477	7,824
Income before income taxes	8,858	9,665	9,129	8,724	7,741
Income tax expense	2,092	2,128	1,786	1,926	1,565
Net income	$6,766	$7,537	$7,343	$6,798	$6,176

Efficiency ratio - QTD	48.74%	44.79%	48.17%	46.15%	47.23%
Efficiency ratio - YTD	47.21%	46.44%	48.17%	48.71%	49.59%

MORTGAGE BANKING SEGMENT
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$(2)	$(251)	$(350)	$(223)	$(58)
Provision for loan losses	50	-	30	30	25
Total noninterest income	51,290	50,556	55,035	68,500	73,143
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	28,981	29,170	29,262	33,347	34,559
Occupancy, office furniture and equipment	1,579	1,406	1,540	1,545	1,595
Advertising	602	651	615	822	609
Data processing	450	443	454	402	426
Communications	209	240	212	225	226
Professional fees	421	361	(524)	441	4,465
Real estate owned	-	-	-	-	-
Loan processing expense	1,135	1,200	1,335	1,026	1,336
Other	2,270	2,678	2,681	2,110	2,444
Total noninterest expense	35,647	36,149	35,575	39,918	45,660
Income (loss) before income taxes	15,591	14,156	19,080	28,329	27,400
Income tax expense (benefit)	3,341	3,761	5,096	7,252	7,284
Net income (loss)	$12,250	$10,395	$13,984	$21,077	$20,116

Efficiency ratio - QTD	69.50%	71.86%	65.05%	58.46%	62.48%
Efficiency ratio - YTD	68.71%	68.32%	65.05%	65.20%	67.95%

Loan originations	$1,055,500	$1,065,161	$1,115,091	$1,282,321	$1,296,725
Purchase	73.8%	75.4%	56.1%	59.2%	64.1%
Refinance	26.2%	24.6%	43.9%	40.8%	35.9%
Gross margin on loans sold(1)	4.54%	4.81%	4.86%	5.40%	5.44%
(1) - Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations